Kish o Leake & Associates, P.C.
                          Certified Public Accountants

J.D. Kish, C.P.A., M.B.A.                      7901 E. Belleview Ave., Suite 220
James D. Leake, C.P.A., M.T.                           Englewood, Colorado 80111
     --------------                                     Telephone (303) 779-5006
Arleen R. Brogan, C.P.A.                                Facsimile (303) 779-5724



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference of our audit report dated January 22, 1999 on the financial statements of I-Tech Holdings Group, Inc. for the year ended December 31, 1998, in the Form S-8 of I-Tech Holdings Group, Inc.


Englewood, Colorado
March 11, 1999

                                               s/ Kish, Leake & Assoc., P.C.
                                               ---------------------------------
                                               Kish, Leake & Associates, P.C.
                                               Certified Public Accountants